EXHIBIT 21

SUBSIDIARIES

Name	Jurisdiction of Organization
Hewitt Associates S.A.	Argentina
Hewitt Associates Pty. Ltd.	Australia
Hewitt Associates GmbH	Austria
Hewitt Associates S.A.	Belgium
Cyborg Systems of Canada, Inc.	Canada
Hewitt Associates Corp.	Canada
Hewitt Holdings Canada Company	Canada
Hewitt Associates (Chile) Limitada	Chile
Hewitt Associates Consulting (Shanghai) Co. Ltd.	China
Hewitt Associates Ltd.	China
Finance Arbitrage SAS	France
Hewitt Associates SARL	France
Hewitt Associates Ltd.	Hong Kong
Hewitt Associates GmbH	Germany
Cyborg Systems India Private Limited	India
Hewitt Associates (India) Pvt. Ltd.	India
Hewitt International Services (India) Pvt. Ltd.	India
India Life Asset Management Company Ltd.	India
India Life Hewitt Ltd.	India
PT Hewitt Konsultan Indonesia	Indonesia
Hewitt Bacon & Woodrow (Ireland) Limited	Ireland
Becketts Ltd.	Ireland
Hewitt and Becketts Ltd.	Ireland
Hewitt Associates Srl	Italy
Hewitt Associates Kabushiki Gaisya	Japan
Hewitt Associates SDN. BHD	Malaysia
Hewitt Associates (Mauritius) Ltd.	Maritius
Cyborg Systems de Mexico	Mexico
Hewitt Associates de Mexico S. de R.L. de C.V	Mexico
Empresas Hewitt S. de R.L. de C.V.	Mexico
Hewitt Mexicana S. de R.L. de C.V.	Mexico
Hewitt Associates S.C.	Mexico
Hewitt Associates, Inc	Philippines
Hewitt Associates Sp. z o.o	Poland
Hewitt Associates LLC Sucursal en Portugal	Portugal
Hewitt Associates Pte. Ltd.	Singapore
Cyborg Systems (Africa) Pty Limited	South Africa
Hewitt Associates Korea LLC	South Korea
Hewitt Associates, S.A.	Spain
PRASA Hewitt S.A.	Switzerland
Hewitt Associates (Thailand) Limited	Thailand
Hewitt Heijnis & Koelman, B.V.	The Netherlands
Hewitt & Koelman International B.V.	The Netherlands
CSI Product Group UK Limited	United Kingdom
Cyborg Systems Limited	United Kingdom
Hewitt Associates (Europe) Ltd.	United Kingdom
Hewitt Bacon & Woodrow Limited	United Kingdom
Hewitt Associates Ltd.	United Kingdom
Bacon & Woodrow Partnerships Ltd.	United Kingdom
Hewitt Bacon & Woodrow Investment Consulting Ltd.	United Kingdom
Bacon & Woodrow Limited	United Kingdom
Bacon & Woodrow Consulting Ltd.	United Kingdom
Bacon & Woodrow Insurance Consulting Ltd.	United Kingdom
Bacon & Woodrow Investment Services, Ltd.	United Kingdom
Bacon & Woodrow Pension Administration Services, Ltd.	United Kingdom
Bacon & Woodrow Servie Company Ltd.	United Kingdom
Cockman Consultants & Partners Limited	United Kingdom
Pensions Central Library Ltd.	United Kingdom
PFA Administration Ltd.	United Kingdom
PFA Systems Ltd.	United Kingdom
Triskel Communications Ltd.	United Kingdom
Lincolnshire Insurance Company PCC Limited	United Kingdom (Guernsey)
ANNOD Corp.	United States
Cyborg Holdings, Inc	United States
Cyborg Systems Africa, LLC	United States
Cyborg Systems Asia, Ltd.	United States
Cyborg Systems, Inc.	United States
Cyborg Systems India Limited (Illinois)	United States
Cyborg Systems Worldwide, Inc.	United States
Hewitt Associates LLC	United States
Hewitt Distributions LLC	United States
Hewitt Insurance Brokerage LLC	United States
Hewitt International Holdings Corporation	United States
Hewitt Financial Services LLC	United States
Sageo LLC	United States